Exhibit 10.12

AMENDED AND RESTATED

PROMISSORY NOTE

$325,000	April 1, 2019

FOR VALUE RECEIVED, the undersigned, Allied Integral United, Inc., a Delaware corporation (“Borrower”), promises to pay to the order of the Five C’s LLO (“Holder”), in lawful currency of the United States of America, at such place as the Holder from time to time may designate in writing, the principal sum of THREE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS ($325,000.00), together with interest thereon computed on the unpaid outstanding principal balance from the date of first set forth above (“Disbursement Date”) at the fixed rate of 9.85% interest per annum.

The term of this Promissory Note (“Note”) shall be TWO YEARS from the Disbursement Date. Borrower has the exclusive right to extend the term of this Note until December 31, 2021 with notification to Holder. Interest shall be calculated on the basis of a three hundred sixty-five (365) day year. Interest shall accrue beginning on the Disbursement Date and shall be paid to Holder in monthly installments. The entire unpaid principal and any accrued interest shall be due and payable in full on or before the expiration of the term.

In the event that Borrower fails to make any payment of principal or interest under this Note when due, the Borrower acknowledges and agrees that the Holder may commence legal proceedings to collect the amounts due under this Note, and shall be entitled to collect from the Borrower all of its costs and expenses of collection or enforcement including, but not limited to, reasonable attorneys’ fees and expenses.

Principal and interest under this Note may be pre-paid in whole or in part at any time without premium or other prepayment charge. Any partial prepayment of principal or interest shall reduce the final payment(s).

Borrower expressly waives presentment for payment, notice of nonpayment, protest, notice of protest, bringing of suit, and diligence in taking any action to claim the amounts owing hereunder and is and shall be directly and primarily liable for the amount of all sums owing and to be owing hereon and agrees that this Note, or any payment hereunder, may be extended from time to time without affecting such liability.

During the existence of any default or delinquency under the terms of this Note or under the terms of any instrument executed or to be executed as security for the payment hereof, Holder is expressly authorized to apply all payments made on this Note to the payment of such part of any delinquency as it may elect.

The remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise. No act or omission of the Holder, including specifically any failure to exercise any right, remedy, or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event. Notwithstanding anything herein to the contrary, in no event shall interest payable hereunder be in excess of the maximum rate allowed by applicable law. In the event any sums payable hereunder are determined to be in excess of the maximum allowable rate, amounts in excess of such maximum rate shall be deemed payments of principal.

Time is of the essence of this Note. Where used herein, the singular shall refer to the plural, the plural to the singular, and the masculine and feminine shall refer to any gender.

This Note shall be governed by and construed under the laws of the State of Texas, except as such may be pre-empted by applicable law or regulation of the United States of America governing the charging or receiving of interest.

The provisions hereof shall be binding upon the parties, their successors and assigns. The provisions hereof are severable such that the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions.

IN WITNESS WHEREOF, this instrument has been executed on the day and year first above written.

BORROWER :

ALLIED INTEGRAL UNITED, INC.

By:	/s/ James T. Walesa
James T. Walesa
Its:	CEO

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